Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
January 17, 2006	Bob Varettoni
212-395-7726
robert.a.varettoni@verizon.com

Verizon Offers to Repurchase

Two Series of MCI Senior Notes

Will Redeem 6.688% MCI Senior Notes and 7.735% MCI Senior Notes in

Process to Refinance a Portion of MCI’s Long-Term Debt

NEW YORK — Verizon Communications Inc. (NYSE:VZ) today announced that it is offering to repurchase two series of MCI senior notes — MCI, Inc. $1.983 billion aggregate principal amount of 6.688% Senior Notes Due 2009 and MCI, Inc. $1.699 billion aggregate principal amount of 7.735% Senior Notes Due 2014 — at 101% of their par value.

Due to the change in control of MCI that occurred on Jan. 6, Verizon is required to make this offer to noteholders within 30 days of the closing of the merger of MCI and Verizon.

Separately, Verizon has notified noteholders that MCI is exercising its right to redeem both series of Senior Notes prior to maturity under the optional redemption procedures provided in the indentures. The 6.688% Notes will be redeemed on March 1, 2006, and the 7.735% Notes will be redeemed on Feb. 16, 2006.

The redemption agent is Citibank, N.A.

Verizon News Release, page 2

Later this month, Verizon expects to announce the actions that it will take with respect to the remaining series of outstanding MCI senior notes — MCI, Inc. $1.983 billion aggregate principal amount of 5.908% Senior Notes Due 2007.

Verizon intends to complete the refinancing of MCI’s long-term debt by the end of the first quarter using a combination of cash and other capital sources.

Verizon Communications Inc. (NYSE:VZ), a Dow 30 company, is a leader in delivering broadband and other communication innovations to wireline and wireless customers. Verizon operates America’s most reliable wireless network, serving 49.3 million customers nationwide; one of the most expansive wholly-owned global IP networks; and one of the nation’s premier wireline networks, serving home, business and wholesale customers. Based in New York, Verizon has a diverse workforce of approximately 250,000 and generates annual consolidated operating revenues of approximately $90 billion. For more information, visit www.verizon.com.

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NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.